EXHIBIT 10.2

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

IBG HOLDINGS LLC

This FIRST AMENDMENT to the LIMITED LIABILITY COMPANY AGREEMENT OF IBG HOLDINGS LLC (“Amendment”) is made on the date set forth on the signature page to this Amendment but will have effect from May 3, 2007, by and among the individuals and entities executing this Amendment.

R E C I T A L S :

The Members of IBG Holdings LLC (the “Company”) entered into the Limited Liability Company Agreement of IBG Holdings LLC on May 3, 2007 (the “Original Agreement”). The Company, Interactive Brokers Group, Inc. (“IBGI”), IBG LLC and the historical members of IBG LLC entered into an exchange agreement, dated as of May 3, 2007 (the “Exchange Agreement”), which provided for the redemption of such members’ interests in the Company at those times and on those conditions provided in the Exchange Agreement. It was intended that those members participating in a redemption would be entitled to receive Tax Benefit Shares (as defined in the Original Agreement) in the Company if the Company was entitled to tax benefit payments under that certain tax receivable agreement between the Company and IBGI from that redemption. It was intended that such members would receive Tax Benefit Shares in relation to the number of Common Shares (as defined in the Original Agreement) sold in the redemption.

Consistent therewith, the Company issued 2007 Tax Benefit Shares to those members participating in the May 3, 2007 redemption, 2011 Tax Benefit Shares to those members participating in the August 4, 2011 redemption, 2013 Tax Benefit Shares to those members participating in the November 12, 2013 redemption, and 2014 Tax Benefit Shares to those members participating in the October 24, 2014 redemption.

Since that time, a scrivener’s error has been discovered regarding the issuance and operation of Tax Benefit Shares. The parties are executing this Amendment to correct such error and more closely tie the language of the Original Agreement to the intent of the Original Agreement as described below.

NOW, THEREFORE, in consideration of these premises and of the mutual promises contained in this Amendment, the parties agree as follows:

1.Amendment to Section 1.7.

a.The following definition of “Redemption” is added to Section 1.7 of the Original Agreement.

“Redemption” means a sale of Common Shares by a Member to the Company pursuant to terms of the Exchange Agreement.”

b.The definition of “Tax Benefit Payment” in Section 1.7 of the Original Agreement is amended by adding the following sentence at the end of the definition:

“Tax Benefit Payments will be allocated among the Redemption(s) that generated such payments in a fair and equitable manner by the Managing Member.”

2.Amendment to Section 2.2(e).  Section 2.2(e) of the Original Agreement is deleted in its entirety and replaced with the following:

“(e) Tax Benefit Shares shall be issued to the Members on a Redemption by Redemption basis. Tax Benefit Shares shall represent an interest in Profits and capital of the Company attributable to Tax Benefit Payments (if any) owed to the Company in connection with a specific Redemption. The Tax Benefit Shares shall have no voting rights. Tax Benefit Shares shall be owned by the Members and each Member will receive Tax

Benefit Shares with respect to a specific Redemption equal to the number of Common Shares sold by that Member in such Redemption. Subject to earlier cancellation as set forth in Section 8.7 and 8.8 hereof, Tax Benefit Shares with respect to a specific Redemption shall expire and be cancelled by the Company when no remaining Tax Benefit Payments attributed to such Redemption are owed to the Company. A Member holding Tax Benefit Shares from a specific Redemption shall be entitled to Tax Benefit Payments attributable to only that Redemption and no other Redemption unless such Member sold Common Shares in another Redemption and Tax Benefit Payments resulted from such other Redemption.”

3.Amendment to Section 3.1(b).  Section 3.1(b) of the Original Agreement is deleted in its entirety and replaced with the following:

“(b)Profits derived from Tax Benefit Payments with respect to a specific Redemption shall be allocated among the holders of Tax Benefit Shares attributable to such Redemption in accordance with the number of Tax Benefit Shares held by each Member with respect to such Redemption.  Losses derived from payments in satisfaction of a Tax Benefit Clawback Obligation shall be allocated among the holders of Tax Benefit Shares who bear such obligation as provided in Section 4.3.”

4.Amendment to Section 4.2(b).  Section 4.2(b) of the Original Agreement is deleted in its entirety and replaced with the following:

“(b)Tax Benefit Payments with respect to each Redemption shall be allocated pro rata among and distributed to the holders of Tax Benefit Shares attributable to such Redemption in accordance with the number of Tax Benefit Shares then held by each Member from such Redemption, subject to the forfeiture provisions contained in Sections 8.7 and 8.8 hereof.”

5.Amendments to Sections 4.3(a) and 4.3(b).  Section 4.3(a) and Section 4.3(b) of the Original Agreement are deleted in their entirety and replaced with the following:

“(a)If the Company is obligated under the Tax Receivable Agreement to pay back to IBGI all or a portion of any Tax Benefit Payment attributable to a Redemption(s) received by the Company from IBGI (a “Tax Benefit Clawback Obligation”), the Managing Member shall call the amount necessary to satisfy such Tax Benefit Clawback Obligation from those Members and former Members who received distributions of Tax Benefit Payments which are to be repaid in the amount provided in Section 4.3(b).

(b)Any contribution required to fund a Tax Benefit Clawback Obligation will be funded by the Members (and former Members) who received distributions of the Tax Benefit Payments that now must be repaid to IBGI pro rata according to the respective aggregate amount of such Tax Benefit Payments received by or on behalf of such Members, provided, however, a Member or former Member shall not be obligated to contribute to the Company pursuant to this Section 4.3 an amount which exceeds the aggregate amount of distributions of Tax Benefit Payments received by the Member subject to the Tax Benefit Clawback Obligation plus interest thereon as determined in the Tax Receivable Agreement. Upon receipt of a funding request from the Managing Member, such Members and former members will promptly pay the Company his, her or its pro rata share of such Tax Benefit Clawback Obligation.”

6.All other terms of the Original Agreement shall remain in full force and effect.

7.The Original Agreement, as amended by this Amendment, is ratified and confirmed.

[ Signature Page to First Amendment of Limited Liability Company Agreement of IBG Holdings LLC to follow.]

IN WITNESS WHEREOF, the parties have signed this Amendment as of this 23rd day of July, 2015.

IBG HOLDINGS LLC

By:/s/ Thomas Peterffy

    Thomas Peterffy, Managing Member

[Signature of the Members of IBG Holdings LLC]